Exhibit 24.1

Power of Attorney

The undersigned hereby makes, constitutes and appoints Ted Kim, as employee of K Wave Media Ltd. (the “Company”), and with full power of substitution, re-substitution and delegation, as the undersigned’s true and lawful attorney in fact (each of such persons and their substitutes and delegees being referred to herein as the “Attorney-in-Fact”), with full power to act for the undersigned and in the undersigned’s name, place and stead, to:

1.	Prepare and execute, for and on behalf of the undersigned in the undersigned’s capacity as an officer, director, stockholder and/or affiliate of the Company, any and all forms, schedules and other documents (including any amendments thereto) the undersigned is required to file with the U.S. Securities and Exchange Commission (“SEC”), or which the Attorney-in-Fact considers it advisable for the undersigned to file with the SEC, under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any rule or regulation thereunder, including Forms 3, 4, and 5 (all such forms, schedules and other documents being referred to herein as “SEC Filings”);

2.	Obtain, as the undersigned’s representative and on the undersigned’s behalf, information regarding transactions in the Company’s equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact.

The undersigned acknowledges that:

a.	This Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his discretion on information provided to such Attorney-in-Fact without independent verification of such information;

b.	Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his discretion, deems necessary or desirable;

c.	Neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned's responsibility to comply with the requirements of Section 16 of the Exchange Act, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and

d.	This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 or 5 with respect to the undersigned’s holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of March 18, 2026.

/s/ Yong Fang
Signature

Yong Fang
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